Exhibit 99.1

September 2012

When used in this presentation or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; changes in the default rates and management’s assumptions regarding default rates of MFA’s Non-Agency MBS; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, including statements regarding the Concept Release issued by the Securities and Exchange Commission relating to interpretive issues under the 1940 Act with respect to the status under the 1940 Act of companies that are engaged in the business of acquiring mortgages and mortgage-related interests; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements that it makes. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward Looking Statements 2

MFA is an internally managed REIT positioned to benefit from investment in both Agency and Non-Agency Residential MBS MFA Financial, Inc. 3

Non-Agency MBS selection is driven by credit analysis and expected return. Agency MBS selection is driven by analysis of interest rate sensitivity, prepayment exposure and expected return. Combination of Agency and Non-Agency MBS has allowed MFA to generate attractive returns with: Leverage Ratio of 3.6x Debt/Equity Decreased sensitivity to prepayment rates Less correlation to changes in interest rates Our Strategy is to Identify the Best Investment Opportunities Throughout the Entire Residential MBS Universe 4

MFA Has a Long Track Record of Delivering Attractive Shareholder Returns Source: Bloomberg *Through July 31, 2012. Includes reinvestment of dividends. 16.0 % Annual Return since January 2000 548% Total Stockholder Return since January 2000 5

MFA Asset Allocation Strategy

Investment in Residential MBS Including both Agency MBS and Non-Agency MBS

At June 30, 2012	Agency MBS	Non-Agency MBS (1)	Cash	Other Net	Total
($ in Thousands)					
Market Value	$ 7,014,611	$ 4,741,281	$ 602,385	$ (32,475)	$ 12,325,802
Less Financings and Payables (2)	(6,155,411)	(3,224,767)	-	(100,000)	(9,480,178)
Equity Allocated	859,200	1,516,514	602,385	(132,475)	2,845,624
Less Swaps at Market Value	-	-	-	(89,823)	(89,823)
Net Equity Allocated	$ 859,200	$ 1,516,514	$ 602,385	$ (222,298)	$ 2,755,801
Debt/Net Equity Ratio (3)	7.16 x	2.13 x	-	-	**3.63** x
For the Quarter Ended June 30, 2012					
Yield on Average Interest Earning Assets	2.95%	6.75%	0.04%	-	**4.37%**
Less Average MBS Cost of Funds (4)	(1.63)	(2.30)	-	-	(1.85)
Less Cost of Senior Notes	-	-	-	(8.02) %	(8.02)
Net Interest Rate Spread	1.32%	4.45%	0.04%	(8.02) %	**2.46%**

(1) Information presented with respect to Non-Agency MBS, related repurchase agreements and resulting totals are presented on a Non-GAAP basis. Refer to Annex I for a Reconciliation of Non-GAAP Financial Measures.

(2) Financings and Payables include repurchase agreements, securitized debt, senior notes and payble for unsettled purchases.

(3) Represents financings and payables, as well as obligation to return securities obtained as collateral of $512.9 million, as a multiple of net equity allocated.

(4) Includes the effects of Swaps.

MFA FINANCIAL, INC.

6

MFA Strategy - Agency MBS Lower Duration Assets that Either Reset or are Fixed for 15 Years or Less 75% Hybrid 25% 15-Year Fixed Low Premium Exposure Agency Portfolio average amortized cost of 102.9% Runoff of High Cost Funding In the second half of 2012, $529 million of existing swaps with a weighted average fixed pay rate of 4.4% are scheduled to expire Prepayment Rates Subdued Despite governmental actions and low mortgage rates, CPRs have averaged 17.4% over the last four quarters 7

MFA owns $4.7 billion market value ($6.4 billion face amount) of Non-Agency MBS with an average amortized cost of 73% of par. In the second quarter of 2012, these assets generated a loss-adjusted yield of 6.75% on an unlevered basis. Subsequent to June 30, 2012, market prices of Non-Agency MBS have increased. *Information presented as of June 30, 2012. Includes $65.4 million fair value of Non-Agency MBS underlying Linked Transactions at June 30, 2012. Non-Agency MBS are presented on a non-GAAP basis. For a GAAP reconciliation of such items, see Annex 1. MFA Strategy - Non-Agency MBS Significant Investment in Non-Agency MBS* 8

 MFA Strategy - Non-Agency MBS * Source: CoreLogic, 1010Data Non-Agency MBS universe continues to shrink providing technical support for existing assets Current Outstanding Balance ($ Trillion) 9 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 2.2 2.4 2.6 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 2.2 2.4 2.6 Jul-07 Jan-08 Jul-08 Jan-09 Jul-09 Jan-10 Jul-10 Jan-11 Jul-11 Jan-12 Jul-12 Jumbo ALT A Subprime

* Data as of June 30, 2012. FICO scores as of deal origination date. Non-Agency MBS – 20 Largest Positions* MFA’s Non-Agency Yields are based on projections that assume defaults well in excess of currently delinquent mortgages 10 Projected % of Total Portfolio Collateral Type FICO WALA Credit Support (%) 60+ DQ Projected Defaults Principal Recovery 6 Month Loss Severity 2.1% 7/23 725 60 0.0 23% 48% 76% 51% 1.5% 10/20 719 71 5.3 24% 49% 77% 43% 1.4% 10/20 737 66 2.7 16% 36% 86% 41% 1.3% Fixed 743 62 0.1 16% 31% 77% 50% 1.3% Fixed 715 86 5.2 9% 36% 72% 60% 1.3% Fixed 729 60 0.0 23% 41% 68% 65% 1.3% 10/20 742 60 0.0 25% 39% 80% 55% 1.2% 5/25 730 83 9.5 22% 44% 81% 54% 1.2% 5/25 745 59 1.9 16% 39% 86% 49% 1.1% 7/23 732 69 2.2 21% 47% 80% 41% 1.0% 5/25 736 76 3.7 11% 39% 86% 47% 1.0% 5/25 724 59 3.0 27% 51% 74% 54% 0.9% 5/25 737 80 4.2 10% 30% 90% 47% 0.9% Fixed 741 63 0.0 20% 35% 82% 48% 0.9% Fixed 729 61 4.3 26% 46% 75% 57% 0.9% 10/20 728 69 0.5 23% 55% 69% 51% 0.9% 5/25 726 91 12.5 11% 30% 96% 52% 0.8% 5/25 721 93 14.4 11% 28% 99% 37% 0.8% 10/20 740 64 0.7 18% 35% 84% 56% 0.8% Fixed 716 72 0.0 23% 48% 61% 64% Total/weighted average: 22.3% 731 69 3.2 19% 79% 51%

 MFA Strategy – Non-Agency MBS 11 10.7% of portfolio 6.0% of portfolio 4.9% of portfolio 3.4% of portfolio 2.4% of portfolio Source: CoreLogic, 1010 data HPA=Home Price Appreciation MFA Portfolio Top 5 California County Concentrations County % of MFA Non-Agency Portfolio 12 Month Home Price Appreciation Los Angeles 10.7% + 1.5% Orange 6.0% + 0.2% San Diego 4.9% + 0.1% Santa Clara 3.4% + 3.1% Alameda 2.4% + 2.8% While housing fundamental trends remain uncertain, there have been increasing signs of home price stabilization 12MO HPA > 5% 2 - 5% 0 - 2% -2 - 0% -5 - -2% < -5% No Data

MFA Strategy – Non-Agency MBS 12 Non-Agency Portfolio As of June 30, 2012* Current Face $6,360.3 We maintain a substantial credit reserve of $1.4 Billion. Credit assumption changes would impact earnings over time. * Information regarding Non-Agency MBS is presented on a non-GAAP basis. For a GAAP reconciliation of such items, see Annex 1. Dollars in Millions

MFA Financial, Inc. Strategy is to identify the best investment opportunities within the Residential MBS universe. Internally managed. 16.0% annual return and 548% total return since 2000 (including reinvestment of dividends). Significant $4.7 billion market value investment in Non-Agency MBS sector which generated a 6.75% loss-adjusted unlevered yield in the second quarter. While housing fundamental trends remain uncertain, there have been increasing signs of home price stabilization. 13

Annex 1

ANNEX 1 – Reconciliations of Non-GAAP Financial Measures

Information pertaining to MFA's Non-Agency MBS that are a component of Linked Transactions are reconciled below as of and for the three months ended June 30, 2012 with the most directly comparable financial measure calculated in accordance with GAAP, as follows:

(Dollars in Thousands)		GAAP Based Information			Adjustments to Include Assets/Liabilities of Underlying Linked Transactions				Non-GAAP Presentation	
At June 30, 2012:										
Repurchase Agreement Borrowings	$	8,368,407		$	51,244	*(1)*		$	8,419,651	
Securitized Debt		861,255			-				861,255	
Obligation to Return Securities Obtained as Collateral		512,907			-				512,907	
Senior Notes		100,000			-				100,000	
Payable for Unsettled MBS Purchases		99,272			-				99,272	
Total Borrowings (Debt)	$	9,941,841		$	51,244	*(1)*		$	9,993,085	
Stockholders' Equity	$	2,755,801		$	-			$	2,755,801	
Debt-to-Equity (Debt/Stockholders' Equity)		3.6	x		-				3.6	x
For the Three Months Ended June 30, 2012:										
Average Interest Earning Assets	$	11,511,357		$	85,552	*(2)*		$	11,596,909	
Interest Income	$	125,531		$	1,286			$	126,817	
Yield on Average Interest Earning Assets		4.36	%		6.02	%			4.37	%
Average Total Borrowings	$	8,981,553		$	69,670	*(1)*		$	9,051,223	
Interest Expense	$	42,688		$	293			$	42,981	
Average Cost of Funds		1.91	%		1.69	%			1.91	%
Net Interest Rate Spread		2.45	%		4.33	%			2.46	%

(1) Represents borrowings under repurchase agreements underlying Linked Transactions.
(2) Represents Non-Agency MBS underlying Linked Transactions.

MFA FINANCIAL, INC.

15

The table below reconciles MFA’s Non-Agency MBS and related repurchase agreement borrowings and securitized debt on a GAAP basis to reflect on a combined basis its Non-Agency MBS and related repurchase agreements underlying its Linked Transactions, which is a Non-GAAP financial measure. Based on this Non-GAAP presentation, MFA has also presented certain resulting performance measures (reflected in the table below) on a Non-GAAP basis. ANNEX 1 – Reconciliations of Non-GAAP Financial Measures (cont) (1) Includes Non-Agency MBS transferred to consolidated VIEs. (2) Adjustment to reflect Non-Agency MBS underlying Linked Transactions and borrowings under repurchase agreements underlying Linked Transactions. (3) Amounts disclosed reflect purchase discount designated as credit reserve of $1.388 billion and OTTI of $52.9 million. (4) Amounts disclosed reflect purchase discount designated as credit reserve of $1.395 billion and OTTI of $52.9 million. (5) The effective yield adjustment on Non-Agency MBS is the difference between net income calculated using the net yield on average interest earning Non-Agency MBS, which is based on management’s estimates of future cash flows for Non-Agency MBS, less the current coupon yield. 16 Adjustments to Include Assets/Liabilities GAAP Based Underlying Linked Non - GAAP (Dollars in Thousands) Information (1) Transactions (2) Presentation At June 30, 2012: Amortized Cost of Non-Agency MBS $ 4,578,913 $ 63,740 $ 4,642,653 Fair Value of Non-Agency MBS $ 4,675,893 $ 65,3 88 $ 4,741,281 Face/Par Value of Non-Agency MBS $ 6,283,837 $ 76,433 $ 6,360,270 Purchase (Discount) Designated as Credit Reserve and OTTI $ (1,440,752) (3) $ (7,152) $ (1,447,904) (4) Net Purchase (Discount) Designated as A ccretable (264,172) (5,541) (269,713) Total Purchase (Discount) on Non-Agency MBS $ (1,704,924) (3) $ (12,693) $ (1,717,617) (4) Non-Agency Repurchase Agreements and $ 3,173,523 $ 51,244 $ 3,224,767 Securitized Debt For the Three Months Ended June 30, 2012: Non-Agency MBS Average Amortized Cost $ 4,490,141 $ 85,552 $ 4,575,693 Non-Agency Averag e Total Borrowings $ 2,820,831 $ 69,670 $ 2,890,501 Coupon Interest on Non-Agency MBS $ 66,144 $ 962 $ 67,106 Effective Yield Adjustment (5) 9,810 324 10,134 Interest Income on Non-Agency MBS $ 75,954 $ 1,286 $ 77,240 Interest Expense on Non-Agency Total Borrowings $ 16,267 $ 293 $ 16,560 Yield on Average Interest Earning Non-Agency MBS 6.77% 6.02% 6.75 % Non-Agency Average Cost of Funds 2.32 1.69 2.30 Non-Agency Interest Rate Spread 4.45% 4.33% 4.45%